Exhibit 4.6

SECOND AMENDMENT TO NOTE AGREEMENT

This Second Amendment dated as of March 24, 1998 (the “Second Amendment”) to the Note Agreement (as defined herein) is between Quad/Graphics, Inc., a Wisconsin corporation (the “Company”), Quad/Tech, Inc., a Wisconsin corporation, Quad/Tech Europe, Inc., a Delaware corporation, Quad/Creative, Inc., a Wisconsin corporation, Duplainville Transport, Inc., a Wisconsin corporation, Quad/Marketing, Inc., a Wisconsin corporation, Quad/Pak, Inc., a Wisconsin corporation, The Quad Technology Group, Inc., a Wisconsin corporation, Silver Spring Realty, Inc., a Wisconsin corporation, Chemical Research/Technology Co., a Wisconsin general partnership, Quad/West, Inc., a Delaware corporation, Quad/Med, Inc., a Wisconsin corporation, and Quad/Electric, Inc., a Wisconsin corporation (each, including the Company, an “Obligor” and collectively, the “Obligors) and each of the institutions which is a signatory to this Second Amendment (each a “Noteholder” and collectively, the “Noteholders”).

RECITALS:

A.                                   The Company and each of the Noteholders is a party to the Note Agreement dated as of September 1, 1995 (as supplemented and amended up to the date hereof, the “Note Agreement”) either as an original signatory thereto or through the execution and delivery of a supplement thereto. The Company has from time to time issued Notes pursuant to the Note Agreement.

B.                                     The Company and the Noteholders now desire to amend the Note Agreement in the respects, but only in the respects, hereinafter set forth.

C.                                     This Second Amendment can not become effective until Holders of at least 66-2/3 % in aggregate principal amount of each series of Notes have consented to the amendments contained herein as required by §7.1 of the Note Agreement.

D.                                    Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreement unless herein defined or the context shall otherwise require.

NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Second Amendment set forth in §3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and Noteholders do hereby agree as follows:

Section 1.                                          AMENDMENTS.

1.1                                 Section 4. 14(d) of the Note Agreement shall be and is hereby amended in its entirety to read as follows:

(d)                                 Closing Conditions. The closing conditions set forth in §§4.1 through 4.3 and §§4.10 through 4.12 shall have been updated and performed as of the date of issuance of each series of Additional Notes with respect to such series of Additional Notes except that (i) with respect to the legal opinions required to be provided in §4.2, (A) the matters set forth in Exhibit F hereto may be covered, at the Company’s option, by either Foley & Lardner, counsel to the Obligors, or the Company’s in-house corporate counsel, (B) the legal opinions of Foley & Lardner and, if applicable, the Company’s in-house corporate counsel shall only need to be addressed to Additional Purchasers, unless such issuance requires the execution and delivery by the Company or any Obligor of any agreement affecting the rights or obligations of any Holder other than such Additional Purchasers and (C the addressees, as determined pursuant to this §4.14(d), of the legal opinions required to be provided in §4.2 may waive such portions of such opinions as they so choose; and (ii) with respect to the requirements set forth in §4.11, the term “Purchaser” in such section shall be deemed to refer to the Additional Purchasers only, unless such issuance requires the execution and delivery by the Company or any Obligor of any agreement affecting the rights or obligations of any Holder other than such Additional Purchasers.

Section 2.                                          REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS.

2.1                                 To induce the Noteholders to execute and deliver this Second Amendment (which representations shall survive the execution and delivery of this Second Amendment), the Obligors represent and warrant to the Noteholders that with respect to each Obligor:

(a)                                  this Second Amendment has been duly authorized, executed and delivered by such Obligor and this Second Amendment constitutes the legal, valid and binding obligation, contract and agreement of such Obligor enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(b)                                 the Note Agreement, as amended by this Second Amendment, constitutes the legal, valid and binding obligation, contract and agreement of such Obligor enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(c)                                  the execution, delivery and performance by such Obligor of this Second Amendment (i) has been duly authorized by all requisite corporate action or partnership action, as applicable, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or such Obligor’s articles (or certificate) of incorporation or bylaws or partnership agreement, as applicable, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon such Obligor, or (3) any provision of any material indenture, agreement or other instrument to which such Obligor is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii) (A)(3) of this §2.1(c) and

(d)                                 as of the date hereof and after giving effect to this Second Amendment, no Default or Event of Default has occurred which is continuing.

Section 3.                                          CONDITIONS TO EFFECTIVENESS OF THIS SECOND AMENDMENT.

3.1                                 This Second Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

(a)                                  pursuant to §7.1 of the Note Agreement, Holders of (i) at least 66-2/3% in aggregate principal amount of outstanding Notes of each series and (ii) if any series includes more than one tranche, at least 66-2/3% in aggregate principal amount of outstanding Notes of all tranches thereof which mature more than 12 months from the date hereof, shall have executed and delivered counterparts of this Second Amendment and such executed counterparts shall have been delivered to each Noteholder.

(b)                                 each Noteholder shall have received the favorable opinion of counsel to the Company as to the matters set forth in §§ 2.1(a), 2.1(b) and 2.1(c) hereof, which opinion shall be in form and substance satisfactory to the Noteholders.

(c)                                  each Noteholder shall have received a copy of the resolutions of the Board of Directors or the partners of each Obligor authorizing the execution, delivery and performance of such Obligor of this Second Amendment, certified by its Secretary or general partner, as applicable.

Section 4.                                          PAYMENT OF NOTEHOLDERS COUNSEL FEES AND EXPENSES.

4.1                                 The Company agrees to pay upon demand the reasonable fees and expenses of Chapman and Cutler, in connection with the negotiation, preparation, approval, execution and delivery of this Second Amendment.

Section 5.                                          MISCELLANEOUS.

5.1                                 This Second Amendment shall be construed in connection with and as part of the Note Agreement, and except as modified and expressly amended by this Second Amendment, all terms, conditions and covenants contained in the Note Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

5.2                                 Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Second Amendment may refer to the Note Agreement without making specific reference to this Second Amendment but nevertheless all such references shall include this Second Amendment unless the context otherwise requires.

5.3                                 The descriptive headings of the various Sections or parts of this Second Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

5.4                                 This Second Amendment shall be governed by and construed in accordance with Wisconsin law.

5.5                                 The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Second Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Second Amendment as of the date first above written.

QUAD/GRAPHICS, INC.

By:	/s/ John C. Fowler
John C. Fowler
Its Vice President – Finance

QUAD/TECH, INC.
QUAD/TECH EUROPE, INC.
QUAD/CREATIVE, INC.
DUPLAINVILLE TRANSPORT, INC.
QUAD/CARE, INC.
QUAD/MARKETING, INC.
QUAD/PAK, INC.
THE QUAD TECHNOLOGY GROUP, INC.
SILVER SPRING REALTY, INC.
QUAD/MED, INC.
QUAD/WEST, INC.
QUAD/ELECTRIC, INC.

By:	/s/ John C. Fowler
John C. Fowler
Their Treasurer

CHEMICAL RESEARCH/TECHNOLOGY CO.

By	Quad/Graphics, Inc.
its General Partner

By:	/s/ John C. Fowler
John C. Fowler
Its Vice President - Finance

and by Quad/Creative, Inc.
its General Partner

By:	/s/ John C. Fowler
John C. Fowler
Its Treasurer

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Second Amendment as of the date first above written.

AMERICAN UNITED LIFE INSURANCE COMPANY

By	/s/ Christopher D. Pahlke
Its Vice President, Private Placements

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Second Amendment as of the date first above written.

PROVIDIAN LIFE AND HEALTH INSURANCE COMPANY

By	/s/ Michael D. Smith
Its Second Vice President - Investments

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Second Amendment as of the date first above written.

INDIANAPOLIS LIFE INSURANCE COMPANY

By	/s/ Kent A. Deeter
Its Portfolio Manager

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Second Amendment as of the date first above written.

METROPOLITAN LIFE INSURANCE COMPANY

By	/s/
Its Director

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Second Amendment as of the date first above written.

AID ASSOCIATION FOR LUTHERANS

By	/s/ R. Jerry Scheel
Its Second Vice President - Securities

By	/s/

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Second Amendment as of the date first above written.

THE EQUITABLE LIFE ASSURANCE
SOCIETY OF THE UNITED STATES

By	/s/ Beatriz M. Cuervo
Its Investment Officer

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Second Amendment as of the date first above written.

J. ROMEO & CO.(Nominee for
CANADA LIFE INSURANCE COMPANY OF NEW YORK)

By	/s/ Thomas Field
Its V.P.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Second Amendment as of the date first above written.

CUMMINGS & CO. (Nominee for
CANADA LIFE INSURANCE COMPANY OF AMERICA)

By	/s/ Alfredo Cuervas
Its Assistant VP

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Second Amendment as of the date first above written.

WOODMEN ACCIDENT AND LIFE COMPANY

By	/s/
Its Senior Director, Securities Investments and Assistant Treasurer

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Second Amendment as of the date first above written.

THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY

By	MIMLIC Asset Management Company

By	/s/
Its Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their respective duly authorized officers, as of the date first above written.

FEDERATED MUTUAL INSURANCE COMPANY

By	MIMLIC Asset Management Company

By	/s/
Its Vice President

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Second Amendment as of the date first above written.

MUTUAL TRUST LIFE INSURANCE COMPANY

By	MIMLIC Asset Management Company

By	/s/
Its Vice President

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Second Amendment as of the date first above written.

FIRST NATIONAL LIFE INSURANCE COMPANY OF AMERICA

By	MIMLIC Asset Management Company

By	/s/
Its Vice President

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Second Amendment as of the date first above written.

PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY

By	/s/
Its

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Second Amendment as of the date first above written.

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

By	/s/
Its Senior Investment Officer

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Second Amendment as of the date first above written.

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

By	/s/
Its Senior Investment Officer

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Second Amendment as of the date first above written.

TMG LIFE INSURANCE COMPANY

By	The Mutual Group (U.S.), Inc.

By	/s/
Its Senior Vice President, Investments

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Second Amendment as of the date first above written.

JEFFERSON-PILOT LIFE INSURANCE COMPANY

By	/s/
Its Second Vice President

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Second Amendment as of the date first above written.

ALEXANDER HAMILTON LIFE INSURANCE COMPANY OF AMERICA

By	/s/
Its Senior Vice President

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Second Amendment as of the date first above written.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By	/s/ Diane Hom
Its Director-Private Placements

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Second Amendment as of the date first above written.

UNITED OF OMAHA LIFE INSURANCE COMPANY

By	/s/ Edwin H. Garrison, Jr.
Its First Vice President

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Second Amendment as of the date first above written.

COMMONWEALTH LIFE INSURANCE COMPANY

By	/s/ Michael S. Smith
Its Second Vice President - Investments

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Second Amendment as of the date first above written.

PEOPLES SECURITY LIFE INSURANCE COMPANY

By	/s/ Michael S. Smith
Its Second Vice President - Investments

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Second Amendment as of the date first above written.

CUNA MUTUAL LIFE INSURANCE CO.

By CIMCO, Inc.

By	/s/ Mark A. Prusha
Its Senior Investment Officer

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Second Amendment as of the date first above written.

KEYPORT LIFE INSURANCE COMPANY

By Stein Roe & Farnham Incorporated, as agent

By	/s/ Richard A. Hegwood
Its Senior Vice-President

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Second Amendment as of the date first above written.

LUTHERAN BROTHERHOOD

By	/s/ Mark O. Swenson
Its Assistant Vice President

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Second Amendment as of the date first above written.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By	/s/ A. Kipp Koester
Its Authorized Representative

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Second Amendment as of the date first above written.

PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

By	/s/ Christopher J. Henderson
Its Counsel

By	/s/
Its Counsel

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Second Amendment as of the date first above written.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By	/s/
Its Managing Director

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Second Amendment as of the date first above written.

TRANSAMERICA LIFE INSURANCE & ANNUITY COMPANY

By	/s/ John M. Casparian
Its Investment Officer

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Second Amendment as of the date first above written.

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

By	/s/ John M. Casparian
Its Investment Officer